Exhibit 10.12

                                 LEASE AGREEMENT



                              TWO PARAGON CENTRE

                                LEASE AGREEMENT




                                BY AND BETWEEN

                  PARAGON CENTRE ASSOCIATES, LLC, AS LANDLORD

                                      AND

                       STRATEGIA CORPORATION, AS TENANT


                              September 24, 1997





                               TABLE OF CONTENTS

                                                                     Page

ARTICLE I                                                               1

ARTICLE II                                                              1
      Section 2.1     Premises                                          1
      Section 2.2     Term                                              2
      Section 2.3     Use                                               2

ARTICLE III                                                             3
      Section 3.1     Rental Payments                                   3
      Section 3.2     Additional Rent                                   3
      Section 3.3     Security Deposit and Prepaid Rent                 5

ARTICLE IV                                                              6
      Section 4.1     Services                                          6
      Section 4.2     Keys and Locks                                    7
      Section 4.3     Graphics and Building Directory                   8

ARTICLE V                                                               8
      Section 5.1     Occupancy of Premises                             8
      Section 5.2     Entry for Repairs and Inspection                  8
      Section 5.3     Hazardous Materials                               8

ARTICLE VI                                                              9
      Section 6.1     Leasehold Improvements                            9
      Section 6.2     Repairs by Landlord                              10
      Section 6.3     Repairs by Tenant                                11
      Section 6.4     Liens                                            11
      Section 6.5     Indemnification                                  11

ARTICLE VII                                                            11
      Section 7.1     Condemnation                                     11
      Section 7.2     Force Majeure                                    12
      Section 7.3     Fire or Other Casualty                           12
      Section 7.4     Insurance                                        13
      Section 7.5     Waiver of Subrogation Rights                     14

ARTICLE VIII                                                           14
      Section 8.1     Default by Tenant                                14
      Section 8.2     Landlord's Remedies                              15
      Section 8.3     Duty to Relet or Mitigate                        16
      Section 8.4     Reentry                                          17
      Section 8.5     Rights of Landlord in Bankruptcy                 17
      Section 8.6     Waiver of Certain Rights                         17
      Section 8.7     NonWaiver                                        17
      Section 8.8     Holding Over                                     17
      Section 8.9     Abandonment of Personal Property                 18
      Section 8.10    Default by Landlord                              18

ARTICLE IX                                                             18
      Section 9.1     Transfers                                        18
      Section 9.2     Assignment by Landlord                           19
      Section 9.3     Limitation of Landlord's Liability               19

ARTICLE X                                                              19
      Section 10.1    Subordination                                    19
      Section 10.2    Estoppel Certificate or Three-Party Agreement    20
      Section 10.3    Notices                                          20

ARTICLE XI                                                             21
      Section 11.1    Right to Relocate Tenant                         21
      Section 11.2    Rights and Remedies Cumulative                   21
      Section 11.3    Legal Interpretation                             21
      Section 11.4    Authority                                        21
      Section 11.5    No Brokers                                       22
      Section 11.6    Consents by Landlord                             22
      Section 11.7    Joint and Several Liability                      22
      Section 11.8    Independent Covenants                            22
      Section 11.9    Attorneys' Fees and Other Expenses               22
      Section 11.10   Recording                                        22
      Section 11.11   Disclaimer; Waiver of Jury Trial                 23
      Section 11.12   No Access to Roof                                23
      Section 11.13   Parking                                          23
      Section 11.14   No Accord or Satisfaction                        23
      Section 11.15   Acceptance                                       24
      Section 11.16   Waiver of Counterclaim                           24
      Section 11.17   Time Is of the Essence                           24
      Section 11.18   Counterparts                                     24
      Section 11.19   Special Stipulations                             24



EXHIBITS

      Exhibit A   - Land
      Exhibit B   - Floor Plan(s) of Premises
      Exhibit C   - Special Stipulations
      Exhibit D   - Commencement Date Agreement
      Exhibit E   - Work Letter Agreement
      Exhibit E-1 - Description of Improvements
      Exhibit F   - Building Rules and Regulations



                              LEASE AGREEMENT

     THIS LEASE AGREEMENT (this "Lease") is made and entered into as of the 24th day of September, 1997, by and between PARAGON CENTRE ASSOCIATES, LLC ("Landlord"), whose address is c/o Insignia Commercial Group, Inc., 9100 Shelbyville Road, Suite 130, Louisville, Kentucky 40222 and STRATEGIA CORPORATION, a Kentucky corporation ("Tenant"), whose address is 10301 Linn Station Road, Louisville, Kentucky, 40223. Subject to all of the terms, provisions, covenants and conditions of this Lease, and in consideration of the mutual covenants, obligations and agreements contained in this Lease, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

                                    ARTICLE I
                             BASIC LEASE PROVISIONS

Landlord, for and in consideration of the rents and all other charges and payments hereunder and of the covenants, agreements, terms, provisions and conditions to be kept and performed hereunder by Tenant, demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, the premises described below, subject to all matters hereinafter set forth and upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated. For purposes of this Lease, the following terms shall have the meanings ascribed to them below:

Base Year shall mean calendar year 1998.

Building shall mean the structure containing approximately 62,882 square feet of Rentable Area situated upon the Land (hereinafter defined) commonly known as Two Paragon Centre located at 6040 Dutchmans Lane, Louisville, Jefferson County, Kentucky 40205, as the same currently exists or as it may from time to time hereafter be expanded or modified.

Commencement Date shall mean the earlier of (i) substantial completion of the Premises, in accordance with the terms and conditions of Exhibit E attached hereto, and adjustments provided therein and (ii) occupancy of the Premises by Tenant for business purposes.

Land shall mean that certain tract of land situated in Jefferson County, Kentucky, and more particularly described on Exhibit A attached hereto and hereby made a part hereof.

Lease Year shall mean each consecutive twelve (12) month period during the Term commencing with the Commencement Date.

Prepaid Rent shall mean the amount of $22,031.62 for the first month of the Term to be applied pursuant to Section 3.1.

Project shall mean the Building, together with the Land, the parking area serving the Building, all other improvements situated on the Land or directly benefiting the Building, and all additional facilities or improvements directly benefiting the Building that may be constructed in subsequent years.

Term shall mean 72 months.

                                    ARTICLE II.

     Section 2.1 Premises The Premises demised by this Lease are deemed to be 16,023 square feet of Rentable Area (as hereinafter defined) known or to be known as Suite 400, on Floor 4 of the Building, together with the nonexclusive use of the common areas of the Project (collectively, the "Premises"). The Premises are outlined on Exhibit B attached hereto and hereby made a part hereof. All square footage (the "Rentable Area") utilized in this Lease has been, or will be as to future space, made by measuring the gross area within the inside surface of the outer glass of the exterior walls of the Premises, to the mid point of any walls separating portions of the Premises from those of adjacent tenants and to the Common Areas or Service Areas side of walls separating the Premises from Common Areas and Services Areas, subject to the following: (a) Rentable Area shall not include any Service Area; (b) Rentable Area shall include a pro rata portion of the Common Areas in the Building, such proration based upon the ratio of the Rentable Area within the Premises to the total Rentable Area in the Building, both determined without regard to the Common Areas; and (c) Rentable Area shall include and columns and/or projection(s) which protrude into the Premises and/or the Common Areas. For purposes of the foregoing, "Service Areas" shall mean those areas of the Building within the outside walls used for elevator mechanical rooms, building stairs, fire towers, elevator shafts, flue, vents, stacks, pipe shafts and vertical ducts (but shall not include any such areas for the use of any particular tenant); and "Common Areas" shall mean those areas of the Building devoted to corridors, elevator foyers, atria, restrooms, mechanical rooms, janitorial closets, electrical and telephone closets, vending areas and other facilities provided for the common use or benefit of tenants generally and/or the public. For all other purposes of this Lease except the foregoing calculation of Rentable Area, the term "Common Areas" shall also mean all other areas and facilities, including lobbies, parking facilities, sidewalks, landscapings, driveways, restrooms and similar improvements, serving the Building and/or the Project. Unless otherwise specifically designated, all references to square footage or square feet in this Lease are to Rentable Area.

     Section 2.2 Term. The Term of this Lease shall begin on the Commencement Date and shall continue in full force and effect for the Term of this Lease unless extended or sooner terminated in accordance with the provisions of this Lease. After the occurrence of the Commencement Date, Tenant and Landlord shall execute a certificate in the form attached hereto as Exhibit D stipulating and agreeing to the Commencement Date. If the Commencement Date should be changed for any reason, including a change pursuant to the terms of Exhibit E hereto, Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof. If Landlord is unable to deliver possession of the Premises to Tenant as of the Commencement Date for any reason other than pursuant to the terms of Exhibit E hereto, including without limitation the holding over of any tenant or occupant of the Premises, then the term Commencement Date shall mean such subsequent date upon which Landlord is able to deliver possession of the Premises to Tenant, and such failure to deliver possession of the Premises on the earlier date shall not constitute a default by Landlord hereunder or render Landlord liable for any loss or damage that may be incurred as a result of such failure; provided, however, if the Commencement Date is on or after the earlier of (i) forty-five days after the Premises are completely vacated by the existing tenant or (ii) January 1, 1998 for any reason within the reasonable control of Landlord, Tenant shall have the right to terminate this Lease.

     Section 2.3 Use. The Premises are to be used only for general office purposes and for no other business or purpose without the prior written consent of Landlord. No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on the Building. In the event of a breach of this covenant, Tenant shall immediately cease the performance of such unlawful act or such act that is increasing or has increased the existing rate of insurance and shall pay to Landlord any and all increases in insurance premiums resulting from such breach. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of any other tenant in the Building. If any of Tenant's office machines or equipment disturb any other tenant in the Building, then Tenant shall provide adequate insulation, or take such other action as may be necessary to eliminate the noise or disturbance at its sole cost and expense. Tenant shall not, without Landlord's prior consent, install any equipment, machine, device, tank or vessel which is subject to any federal, state or local permitting requirement. Tenant, at its expense, shall comply with all laws, statutes, ordinances and governmental rules, regulations or requirements governing the installation, operation and removal of my such equipment, machine, device, tank or vessel. Tenant, at its expense, shall comply with all laws, statutes, ordinances, governmental rules, regulations or requirements, relating to its particular or specific use, operation or occupancy of the Premises and shall observe such reasonable rules and regulations as may be adopted and made available to Tenant by Landlord from time to time for the safety, care and cleanliness of the Premises or the Building and for the preservation of good order therein, provided Landlord uniformly enforces such rules and regulations against all tenants of the Project. The current rules and regulations for the Building are attached hereto as Exhibit F.

                                  ARTICLE III.

     Section 3.1 Rental Payments. (a) Base Rent. Commencing on the Commencement Date and continuing thereafter throughout the Term, Tenant shall pay the Base Rent described in this paragraph, which is due and payable each Lease Year during the Term hereof in twelve (12) equal installments on the first (1st) day of each calendar month during the Term, and Tenant shall make such installments to Landlord at Landlord's address specified in this Lease (or such other address as may be designated by Landlord from time to time) monthly in advance. Base Rent during the Term shall be as follows:

      Lease       Base Rent Per                  Base Rent        Base Rent
      Year        Rentable Square Foot           Annually         Monthly

      1           $16.50                        $264,379.50       $22,031.62
      2           $17.00                        $272,391.00       $22,699.25
      3-5         $18.00                        $288,414.00       $24,034.50
      6           $18.50                        $296,425.30       $24.702.13

So long as Tenant is not then in default under this Lease, in the event Tenant has paid Landlord any Prepaid Rent such Prepaid Rent shall be applied to the first (1st) monthly installment of Base Rent due hereunder.

          (b) Partial Month. If the Commencement Date is other than the first (1st) day of a calendar month or if this Lease expires or terminates on a day other than the last day of a calendar month, then the installments of Base Rent for such month or months shall be prorated based upon multiplying the applicable Base Rent by a fraction, the numerator of which shall be the number of days of the Term occurring during said commencement or termination month, as the case may be, and the denominator of which shall be the number of days in such month.

          (c) Payment; Late Charge; Past Due Rate. The Base Rent, the Additional Rent (hereinafter defined), any Prepaid Rent and any and all other payments which Tenant is obligated to make to Landlord under this Lease shall constitute and are sometimes hereinafter collectively referred to as "Rent". Tenant shall pay all Rent and other sums of money as shall become due from and payable by Tenant to Landlord in lawful money of the United States of America at the times and in the manner provided in this Lease, without demand, deduction, abatement, setoff, counterclaim or prior notice. Tenant hereby acknowledges that late payment to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sum due from Tenant is not received on or before five (5) days after its due date, then Tenant shall pay to Landlord immediately upon Landlord's demand therefor a late charge in an amount equal to five percent (5%) of such overdue amount, plus any attorneys' fees and costs incurred by Landlord by reason of Tenant's failure to pay Rent and other charges when due hereunder. Additionally, all Rent under this Lease shall bear interest from the date, which is five (5) days after it is due until paid at the lesser of eighteen percent (18%) per annum or the maximum nonusurious rate of interest then permitted by the applicable laws of the state in which the Building is located or the United States of America, whichever shall permit the higher nonusurious rate, such interest being in addition to and cumulative of any other rights and remedies which Landlord may have with regard to the failure of Tenant to make any such payments under this Lease.

     Section 3.2     Additional Rent.  (a) Definitions:

          (i) "Base Operating Expenses" means Operating Expenses (hereinafter defined) for the Base Year.

         (ii) "Operating Expenses" means all expenses, costs and disbursements of every kind and nature relating to or incurred or paid in connection with the ownership and operation of the Project, computed on an accrual basis in accordance with generally accepted accounting principles consistently applied, including but not limited to the following:

                  (A) wages and salaries of all persons engaged in the operation, maintenance, security or access control of the Project, including all taxes, insurance and benefits relating thereto;

                  (B) the cost of all supplies, tools, equipment and materials used in the operation and maintenance of the Project, including rental fees for the same, if such items are not purchased and amortized pursuant to this Section 3.2 below;

                  (C) the cost of all utilities for the Project, including but not limited to the cost of water and power, heating, lighting, air conditioning and ventilating (excluding those costs billed to specific tenants) of the Building and Project;

                  (D) the cost of all maintenance and service agreements for the Project and the equipment therein, including but not limited to alarm service, security service, access control, landscaping, window cleaning, pest control, elevator maintenance and janitorial service;

                  (E) the cost of repairs and general maintenance, excluding (y) repairs and general maintenance paid by proceeds of insurance, by Tenant or by other third parties, and (z) alterations attributable solely to tenants of the Building;

                  (F) amortization (together with reasonable financing charges) of the cost of capital investment items which are installed for the purpose of reducing operating expenses, promoting safety, complying with governmental requirements or maintaining the quality of the Building;

                  (G) the cost of all insurance relating to the Project, including, but not limited to, the cost of property insurance, casualty, rental loss and liability insurance applicable to the Project and Landlord's personal property used in connection therewith and the cost of deductibles paid on claims made by Landlord;

                  (H)     all property management fees for the Project; and

                  (I) All taxes, assessments and governmental charges, whether or not directly paid by Landlord, whether federal, state, county or municipal and whether they are imposed by taxing districts or authorities currently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments, assessed against or attributable to the Project or its operation, excluding, however, federal and state taxes on income, death taxes, franchise taxes and any taxes imposed or measured on or by the income of Landlord from the operation of the Project or imposed in connection with any change of ownership of the Project together with the reasonable cost (including attorneys, consultants and appraisers) of any negotiation, contest or appeal pursued by Landlord in an effort to reduce any such tax, assessment or charge, and all of Landlord's administrative costs in relation to the foregoing ("Real Estate Taxes"); provided, however, that if at any time during the Term the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereof shall be changed and as a substitute therefor, or in lieu of or in addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed or imposed wholly or partially as a capital levy or otherwise on the rents received from the Project or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within the Real Estate Taxes to the extent that such substitute or additional tax would be payable if the Project were the only property of the Landlord subject to such tax.

        (iii) "Adjustment Period" means each calendar year occurring during the Term beginning with calendar year 1999, which shall be the first Adjustment Period.

         (iv) "Tenant's Pro Rata Share" means the percentage calculated by dividing the Rentable Area of the Premises (numerator) by the Rentable Area of the Building (denominator), and expressing the fraction as a percentage. Tenant's Pro Rata Share shall be 25.48%.

     (b) Gross-Up Adjustment. If the Building is less than fully occupied during the Base Year or any Adjustment Period, then Operating Expenses for the Base Year or such Adjustment Period shall be "grossed up" by Landlord to that amount of Operating Expenses that, using reasonable projections, would normally be expected to be incurred during the Base Year or Adjustment Period if the Building was ninety-five percent (95%) occupied during the Base Year or Adjustment Period, as determined under generally accepted accounting principles consistently applied.

     (c) Payment by Tenant. If the Operating Expenses for any Adjustment Period exceed the of Base Operating Expenses (any such excess being known collectively as the "Expense Increase"), then Tenant agrees to pay Landlord as additional rent (the "Additional Rent") Tenant's Pro Rata Share of the Expense Increase.

     (d)     Manner of Payment.

          (i) Landlord may give Tenant notice of Landlord's reasonable estimate of amounts payable under this Section 3.2 for each Adjustment Period based upon generally accepted accounting principles consistently applied. By the first day of each month during the Adjustment Period, Tenant shall pay Landlord one-twelfth (1/12th) of the estimated amount. If for any reason the estimate is not given before the Adjustment Period begins, Tenant shall continue to pay on the basis of the previous year's estimate, if any, until the month after the new estimate is given.

         (ii) Within one hundred twenty (120) days after each Adjustment Period ends, or as soon thereafter as reasonably practical, Landlord shall give Tenant a statement (the "Statement") showing the: (A) actual Operating Expenses for the Adjustment Period; (B) Base Operating Expenses; (C) the Expense Increase for the Adjustment Period; (D) the amount of Tenant's Pro Rata Share of the Expense Increase; (E) the amount, if any, paid by Tenant during the Adjustment Period towards the Expense Increase; and (F) the amount Tenant owes towards the Expense Increase or the amount Landlord owes as a refund. Delay by Landlord in providing to Tenant any Statement shall not relieve Tenant from the obligation to pay any Expense Increase upon the rendering of such Statements.

        (iii) If the Statement shows that the actual amount Tenant owes for the Adjustment Period is less than any estimated Expense Increase paid by Tenant during the Adjustment Period, Landlord shall return the difference (the "Overpayment"). If the Statement shows that the actual amount Tenant owes is more than any estimated Expense Increase paid by Tenant during the Adjustment Period, Tenant shall pay the difference (the "Underpayment"). The Overpayment or Underpayment shall be paid within thirty (30) days after the Statement is delivered to Tenant.

         (iv) During any Adjustment Period in which this Lease is not in effect for a complete calendar year, unless it was ended due to Tenant's default, Tenant's obligation for Additional Rent for those Adjustment Periods shall be prorated by multiplying the Additional Rent for the Adjustment Period by a fraction expressed as a percentage, the numerator of which is the number of days of the Adjustment Period included in the Term and the denominator of which is 365.

     Section 3.3 Security Deposit and Prepaid Rent. As security for its full and faithful performance of this Lease, Tenant shall pay Landlord a security deposit of Twenty Four Thousand Seven Hundred Two and 13/100 Dollars ($24,702.13) upon execution of this Lease (the "Security Deposit"). If Tenant defaults with respect to any covenant or condition of this Lease, including but not limited to the payment of Rent or any other payment due under this Lease, Landlord may apply all or any part of the Security Deposit to the payment of any sum in default or any other sum which Landlord may be required to or deem necessary to spend or incur by reason of Tenant's default. In such event, Tenant shall, upon demand, deposit with Landlord the amount so applied to replenish the Security Deposit. Within thirty (30) days of the expiration or sooner termination of this Lease, Landlord will refund Tenant the Security Deposit less any amounts necessary to cure any default of Tenant under this Lease.

                                   ARTICLE IV.

     Section 4.1 Services. (a) Services Provided. So long as no default by Tenant under this Lease has occurred and is continuing, Landlord shall furnish to Tenant while Tenant is occupying the Premises:

          (i) Hot and cold domestic water in common use restrooms and toilets in locations provided for general use and as reasonably deemed by Landlord to be in keeping with the Project standards.

         (ii) Heating and air conditioning in season from 7:00 a.m. to 7:00 p.m. on Monday through Friday and 8:00 a.m. to 2:00 p.m. on Saturday, excluding the hereinafter defined Holidays, subject to curtailment as required by governmental laws, rules or regulations, in such amounts as are considered by Landlord to be standard, but such service at times during weekdays other than the hours stated above, and on Saturdays, Sundays and Holidays, shall be furnished only upon request of Tenant, and for such service Tenant shall pay Landlord upon demand an amount equal to the reasonable rate Landlord at that time is charging for such service.

        (iii) Electric lighting service for all public areas and special service areas of the Building in the manner and to the extent deemed by Landlord to be standard.

         (iv) Janitor service on a five (5) day week basis in a manner considered by Landlord to be standard; provided, however, if Tenant's floor coverings or other improvements require special care, Tenant shall pay the additional cleaning cost attributable thereto.

          (v) Access control for the Project comparable as to coverage, control and responsiveness (but not necessarily as to means for accomplishing same) to other similarly situated multi-tenant office buildings in the vicinity; provided, however, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, any liability or loss to Tenant, its agents, employees and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Premises, and Tenant hereby releases Landlord from all liability for such losses, damages or injury.

         (vi) Sufficient electrical capacity to operate (i) incandescent lights, typewriters, calculating machines, photocopying machines, personal computers and desk top printers and other machines of similar low voltage electrical consumption (120/208 volts), provided that the total rated electrical design load for said lighting and machines of low electrical voltage shall not exceed two (2.00) watts per square foot of rentable area; and (ii) lighting and equipment of high voltage electrical consumption (277/480 volts), provided that the total rated electrical design load for said lighting and equipment of high electrical voltage shall not exceed two (2.00) watts per square foot of rentable area (each such rated electrical design load to be hereinafter referred to as the "Building standard rated electrical design load"). Tenant shall be allocated Tenant's pro rata share of the Building standard circuits provided on the floor(s) Tenant occupies.

          Should Tenant's fully connected electrical design load exceed the Building standard rated electrical design load for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the Building standard circuits, Landlord will (at Tenant's expense) install one (1) additional high voltage panel and/or one (1) additional low voltage panel with associated transformer, space for which has been provided in the base building electrical closets based on a maximum of two (2) such additional panels per floor for all tenants on the floor (which additional panels and transformers shall be hereinafter referred to as the "additional electrical equipment"). If the additional electrical equipment is installed because Tenant's low or high voltage rated electrical design load exceeds the applicable Building standard rated electrical design load, then a meter shall also be added (at Tenant's expense) to measure the electricity used through the additional electrical equipment.

          The design and installation of any additional electrical equipment (or related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld). All reasonable Out-of-pocket expenses incurred by Landlord in connection with the review and approval of any additional electrical equipment shall also be reimbursed to Landlord by Tenant. Tenant shall also pay on demand the actual metered cost of electricity consumed through the additional electrical equipment (if applicable).

          If any of Tenant's electrical equipment requires conditioned air in excess of Building standard air conditioning, the same shall be installed by Landlord (on Tenant's behalf), and Tenant shall pay all design, installation, metering and operating costs relating thereto.

          If Tenant requires that certain areas within the Premises must operate in excess of the normal Building operating hours set forth above, the electrical service to such areas shall be separately circuited and metered such that Tenant shall be billed the costs associated with electricity consumed during hours other than Building operating hours.

        (vii) All fluorescent bulb and ballast replacement for Building standard lighting in all areas and all incandescent bulb replacement in public areas, toilet and restroom areas and stairwells.

       (viii) Nonexclusive operatorless passenger elevator service to the Premises twenty-four (24) hours per day; provided, that Landlord may reasonably limit the number of elevators in operation on weekdays after the hours stated in subsection (ii) above and on Sundays and Holidays.

     (b)     Cessation of Services.  To the extent the services described in
Section 4.l(a) of this Lease require electricity, gas and water supplied by public utilities, Landlord's covenants thereunder shall only impose on Landlord the obligation to use its best efforts to cause the applicable public utilities to furnish the same. Failure by Landlord to furnish the services described in this Section 4.1, as a result of the failure by public utilities or any other cause not within Landlord's reasonable control, to any extent, or any cessation thereof, shall not render Landlord in default hereunder or liable in any respect for damages to either person or property, or be construed as an eviction of Tenant, or work an abatement of Rent, or relieve Tenant from fulfillment of any covenant or agreement hereof. In addition to the foregoing, should any of the equipment or machinery break down, cease to function properly for any cause, or be intentionally turned off for testing or maintenance purposes, Tenant shall have no claim for abatement or reduction of Rent or damages on account of an interruption in service occasioned thereby or resulting therefrom; except as caused by Landlord's negligence or willful misconduct, provided, however, Landlord agrees to use diligent efforts to repair said equipment or machinery and to restore said services as soon as reasonably possible.

     (c) Holidays. The following dates shall collectively be known as "Holiday" and individually known as a "Holiday": New Year's Day; Memorial Day; Independence Day; Labor Day; Thanksgiving Day; Friday following Thanksgiving Day; Christmas Day; and any other holiday recognized and taken by tenants occupying at least one-half (1/2) of the rentable area of office space of the Building. If in the case of any Holiday, a different day shall be observed than the respective day above-described, then that day which constitutes the day observed by national banks in the city or proximate area in which the Building is located, on account of such Holiday, shall constitute the Holiday under this Lease.

     Section 4.2 Keys and Locks. Landlord shall initially furnish Tenant with keys for the standard corridor doors serving the Premises. Additional keys will be furnished by Landlord upon an order signed by Tenant and at Tenant's expense. All such keys shall remain the property of Landlord. Without the prior written consent of Landlord, no additional locks shall be allowed on any door of the Premises, and Tenant shall not make or permit to be made any duplicate keys, except those furnished by Landlord. Upon termination or expiration of this Lease or a termination of possession of the Premises by Tenant, Tenant shall surrender to Landlord all keys to any locks on doors entering or within the Premises.

     Section 4.3 Graphics and Building Directory. Landlord shall provide and install, at Tenant's expense to be paid for through the Allowance (as hereinafter defined), all letters or numerals at the entrance to the Premises, and a strip containing a listing of Tenant's name on the Building directory board to be placed in the main lobby of the Building. All such letters and numerals shall be in Building standard graphics. Landlord shall not be liable for any inconvenience or damage occurring as a result of any error or omission in any directory or graphics. No signs, numerals, letters or other graphics shall be used or installed by Tenant on the exterior of, or which may be visible from outside, the Premises, unless approved in writing by Landlord.

                                   ARTICLE V.

     Section 5.1 Occupancy of Premises. Tenant shall throughout the Term of this Lease, at its own expense, maintain the Premises and all improvements thereon and keep them free from waste, damage or nuisance, and shall deliver up the Premises in a clean and sanitary condition at the expiration or termination of this Lease or the termination of Tenant's right to occupy the Premises by Tenant, in good repair and condition, reasonable wear and tear, damage by fire or other casualty excepted. In the event Tenant should neglect to maintain and/or return the Premises in such manner, Landlord shall have the right, but not the obligation, to cause repairs or corrections to be made, and any reasonable costs therefor shall be payable by Tenant to Landlord within ten (10) days of demand therefor by Landlord. Upon the expiration or termination of this Lease or the termination of Tenant's right to occupy the Premises by Tenant, Landlord shall have the right to reenter and resume possession of the Premises. No act or thing done by Landlord or any of Landlord's agents (hereinafter defined) during the Term of the Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same be made in writing and executed by Landlord. Tenant shall notify Landlord at least fifteen (15) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises. If Tenant fails to give such notice or to arrange for such inspection, then Landlord's inspection of the Premises shall be deemed correct for the purpose of determining Tenant's responsibility for repair and restoration of the Premises.

     Section 5.2 Entry for Repairs and Inspection. Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times to inspect the same; to show the Premises to prospective tenants (within twelve
(12) months of the expiration of the Term of this Lease), or interested parties such as prospective lenders and purchasers; to exercise its rights under this Lease; to clean, repair, alter or improve the Premises or the Building; to discharge Tenant's obligations when Tenant has failed to do so within the time required under this Lease or within any applicable grace and cure period, after written notice from Landlord, whichever is earlier; to post "For Sale" signs at any time and to place "For Lease" signs upon or adjacent to the Building or the Premises at any time within twelve (12) months of the expiration of the Term of this Lease. Tenant shall permit Landlord and its agents to enter the Premises at any time in the event of an emergency. When reasonably necessary for repairs and emergencies, Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure.

     Section 5.3     Hazardous Materials

               (a) As used in this Lease, the term "Hazardous Materials", shall mean and include any substance that is or contains petroleum, asbestos, polychlorinated biphenyls, lead, or any other substance, material or waste which is now or is hereafter classified or considered to be hazardous or toxic under any federal, state or local law, rule, regulation or ordinance relating to pollution or the protection or regulation of human health, natural resources or the environment (collectively "Environmental Laws") or poses or threatens to pose a hazard to the health or safety of persons on the Premises or any adjacent property.

               (b) Tenant agrees that during its use and occupancy of the Premises it will not permit Hazardous Materials to be present on or about the Premises except in a manner and quantity necessary for the ordinary performance of Tenant's business and that it will comply with all Environmental Laws relating to Tenant's use, storage or disposal of any such Hazardous Materials.

               (c) If Tenant's use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises or the property in which the Premises are located, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (a) the requirements of (i) all Environmental Laws and (ii) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and
(b) any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises or the property in which the Premises are located. Landlord shall also have the right, but not the obligation, to take whatever action with respect to any such Hazardous Materials that it deems reasonably necessary to protect the value of the Premises or the property in which the Premises are located. All costs and expenses paid or incurred by Landlord in the exercise of such right shall be payable by Tenant upon demand.

               (d) Upon reasonable notice to Tenant, Landlord may inspect the Premises for the purpose of determining whether there exists on the Premises any Hazardous Materials or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws.
The right granted to Landlord herein to perform inspections shall not create a duty on Landlord's part to inspect the Premises, or liability on the part of Landlord for Tenant's use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

               (e) Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste or Hazardous Materials placed on or about the Premises by Tenant or its agents, employees, contractors or invitees.

               (f) Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims, losses (including, without limitation, loss in value of the Premises or the property in which the Premises are located), liabilities and expenses (including reasonable attorney's fees) sustained by Landlord attributable to (i) any Hazardous Materials placed on or about the Premises by Tenant or its agents, employees, contractors or invitees or (ii) Tenant's breach of any provision of this Section.

               (g) The provisions of this Section shall survive with respect to claims made by Landlord against Tenant for a period of one (1) year after the expiration or earlier termination of this Lease.

                                    ARTICLE VI.

     Section 6.1 Leasehold Improvements. (a) Acceptance of Premises. Tenant has made a complete inspection of the Premises and shall accept the Premises and the Project in their "AS IS," "WHERE IS," and "WITH ALL FAULTS" condition on the Commencement Date without recourse to Landlord, subject to the terms of Exhibit E attached hereto and hereby made a part hereof. Except as expressly provided in this Lease or in Exhibit E attached hereto, Landlord shall have no obligation to furnish, equip or improve the Premises or the Project. Except for those items, if any, set forth a punch list to be executed by Landlord and Tenant prior to Tenant's possession of the Premises, the taking of possession of the Premises by Tenant shall be conclusive evidence against Tenant that (i) Tenant accepts the Premises and the Project as being suitable for its intended purpose and in a good and satisfactory condition, (ii) acknowledges that the Premises and the Project comply fully with Landlord's covenants and obligations under this Lease and (iii) waives any defects in the Premises and its appurtenances and in all other parts of the Project.

     (b) Improvements and Alterations. Tenant shall not make or allow to be made (except as otherwise provided in this Lease) any improvements, alterations or physical additions (including fixtures) in or to the Premises or the Project, without first obtaining the written consent of Landlord, including Landlord's written approval of Tenant's contractor(s) and of the plans, working drawings and specifications relating thereto. Approval by Landlord of any of Tenant's drawings and plans and specifications prepared in connection with any alterations, improvements, modifications or additions to the Premises or the Project shall not constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or alterations, improvements, modifications or additions to which they relate, for any use, purpose or conditions, but such approval shall merely be the consent of Landlord as required hereunder. Except as otherwise expressly provided in Exhibit E attached hereto, any and all furnishing, equipping and improving of or other alteration and addition to the Premises shall be: (i) made at Tenant's sole cost, risk and expense, and Tenant shall pay for Landlord's actual costs incurred in connection with and as a result of such alterations or additions; (ii) performed in a prompt, good and workmanlike manner with labor and materials of such quality as Landlord may reasonably require; (iii) constructed in accordance with all plans and specifications approved in writing by Landlord prior to the commencement of any such work; (iv) prosecuted diligently and continuously to completion so as to minimize interference with the normal business operations of other tenants in the Building, the performance of Landlord's obligations under this Lease or any mortgage or ground lease covering or affecting all or any part of the Building or the Land and any work being done by contractors engaged by Landlord with respect to or in connection with the Building; and
(v) performed by contractors approved in writing by Landlord. Tenant shall have no (and hereby waives all) rights to payment or compensation for any such item. Tenant shall notify Landlord upon completion of such alterations, improvements, modifications or additions and Landlord shall inspect same for workmanship and compliance with the approved plans and specifications.
Tenant and its contractors shall comply with all reasonable requirements Landlord may impose on Tenant or its contractors with respect to such work (including but not limited to, insurance, indemnity and bonding requirements), and shall deliver to Landlord a complete copy of the "as-built" or final plans and specifications for all alterations or physical additions so made in or to the Premises within thirty (30) days of completing the work. Tenant shall not place safes, vaults, filing cabinets or systems, libraries or other heavy furniture or equipment within the Premises without Landlord's prior written consent.

     (c) Title to Alterations. All alterations, physical additions, modifications or improvements in or to the Premises (including fixtures) shall, when made, become the property of Landlord and shall be surrendered to Landlord upon termination or expiration of this Lease or termination of Tenant's right to occupy the Premises, whether by lapse of time or otherwise, without any payment, reimbursement or compensation therefor; provided, however, that Tenant shall retain title to and shall remove from the Premises movable equipment or furniture owned by Tenant and Tenant repairs any damage caused thereby and Tenant returns the Premises to their preexisting condition. Notwithstanding any of the foregoing to the contrary, Landlord may require Tenant, by written notice to Tenant with respect to any improvements, alterations, or physical additions approved by Landlord pursuant to subparagraph (b) above by written notice to Tenant at the time Landlord gives such approval, to remove all alterations, additions or improvements to the Premises including, without limitation, any cabling or other computer, satellite or telecommunications equipment or hardware, whether or not such alterations, additions, or improvements are located in the Premises upon the expiration or earlier termination of this Lease or the termination of Tenant's right to possession of the Premises and restore the same to Building standard condition, reasonable wear and tear excepted. The rights conferred to Landlord under this Section 6.1(c) shall be in addition to (and not in conflict with) any other rights conferred on Landlord by this Lease, in equity or at law.

     (d) Personal Property Taxes; Sales, Use and Excise Taxes. Tenant shall be responsible for and shall pay ad valorem taxes and other taxes, assessments or charges levied upon or applicable to Tenant's personal property, the value of Tenant's leasehold improvements in the Premises in excess of Building standard (and if the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make a reasonable allocation of the taxes assessed on the Project to give effect to this
Section 6.1(d)) and all license fees and other fees or charges imposed on the business conducted by Tenant on the Premises before such taxes, assessments, charges or fees become delinquent. All work to be performed by Landlord pursuant to Exhibit E shall be deemed to be Building standard.

     Section 6.2 Repairs by Landlord. All repairs, alterations or additions that affect the Project's structural components or major mechanical, electrical or plumbing systems shall be made by Landlord or its contractors only, and, in the case of any damage to such components or systems caused by Tenant or Tenant's agents, shall be paid for by Tenant in an amount equal to Landlord's costs plus fifteen percent (15%) as an overhead expense. Landlord shall also repair and maintain all landscaping, parking areas and other Common Areas of the Project. Unless otherwise provided herein and on Exhibit E hereto, Landlord shall not be required to make any improvements to or repairs of any kind or character to the leasehold improvements located in the Premises during the Term, except such repairs as Landlord deems necessary for normal maintenance operations of the Building.

     Section 6.3 Repairs by Tenant. Subject to Section 6.2 of this Lease, Tenant shall be responsible, at its own cost and expense, for all repair or replacement of any damage to the leasehold improvements in the Premises, together with any damage to the Project or any part thereof caused by Tenant or any of Tenant's agents. Except insofar as Landlord is expressly obligated under this Lease to maintain and repair the Building, in addition to the maintenance and repair obligations of Tenant otherwise expressly set forth in this Lease, Tenant is also obligated to perform, at Tenant's own cost and expense and risk, all other maintenance and repairs necessary or appropriate to cause the Premises to be maintained in good condition and suitable for Tenant's intended commercial purpose.

     Section 6.4 Liens. Tenant shall keep the Premises and the Building free from any liens, including but not limited to liens filed against the Premises by any governmental agency, authority or organization, arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant, and Tenant hereby agrees to indemnify and hold Landlord, its agents, employees, independent contractors, officers, directors, partners, and shareholders harmless from any liability, cost or expense for such liens. Tenant shall cause any such lien imposed to be released of record by payment or posting of the proper bond acceptable to Landlord within twenty
(20) days after the earlier of imposition of the lien or written request by Landlord. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises which might result in any claim of lien, at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a notice of nonresponsibility or other notice deemed proper before commencement of any such work. If Tenant fails to remove any lien within the prescribed twenty (20) day period, then Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amount, including attorneys' fees and costs, shall be deemed Additional Rent. Tenant shall have no power to do any act or make any contract which may create or be the foundation for any lien, mortgage or other encumbrance upon the reversion or other estate of Landlord, or of any interest of Landlord in the Premises.

     Section 6.5 Indemnification. Tenant shall defend, indemnify and hold harmless Landlord, its agents, employees, officers, directors, partners and shareholders ("Landlord's Related Parties") from and against any and all liabilities, judgments, demands, causes of action, claims, losses, damages, costs and expenses, including reasonable attorneys' fees and costs, arising out of the willful misconduct or negligence of, Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors in connection with the use, occupancy, conduct, operation, or management of the Premises or arising from any breach or default under this Lease by Tenant. This indemnification shall survive with respect to claims made by Landlord against Tenant for a period of one (1) year after the termination or expiration of this Lease. This provision shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the negligence or willful misconduct of Landlord, or its officers, contractors, licensees, agents, servants, employees, guests, visitors or invitees.

                                 ARTICLE VII.

     Section 7.1 Condemnation. (a) Total Taking. In the event of a taking or damage related to the exercise of the power of eminent domain, by any agency, authority, public utility, person, corporation or entity empowered to condemn property (including without limitation a voluntary conveyance by Landlord in lieu of such taking or condemnation) (individually, a "Taking") of
(i) the entire Premises, (ii) so much of the Premises as to prevent or substantially impair its use by Tenant during the Term of this Lease or (iii) portions of the Building or Project required for reasonable access to, or reasonable use of, the Premises (individually, a "Total Taking"), the rights of Tenant under this Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the date upon which title to the property taken passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor ("Date of Taking").

          (b) Partial Taking. In the event of a Taking of only a part of the Premises or of a part of the Project which does not constitute a Total Taking during the Term of this Lease (individually, a "Partial Taking"), the rights of Tenant under this Lease and the leasehold estate of Tenant in and to the portion of the property taken shall cease and terminate as of the Date of Taking, and an equitable adjustment to the Rent shall be made based upon the reduced area of the Premises or in the case where only a part of the Project but no part of the Premises is taken, based upon the reduction in beneficial use of the Premises to Tenant for its intended business use.

          (c) Termination by Landlord. In the event of a Taking of the Building (other than the Premises) such that, in Landlord's reasonable opinion, the Building cannot be restored in a manner that makes its continued operation practically or economically feasible, Landlord may terminate this Lease by giving notice to Tenant within ninety (90) days after the date notice of such Taking is received by Landlord.

          (d) Rent Adjustment. If this Lease is terminated pursuant to this Section 7.1, Landlord shall refund to Tenant any prepaid unaccrued Rent and any other sums due and owing to Tenant (less any sums then due and owing Landlord by Tenant), and Tenant shall pay to Landlord any remaining sums due and owing Landlord under this Lease, each prorated as of the Date of Taking where applicable.

          (e) Repair. If this Lease is not terminated as provided for in this Section 7.1, then Landlord at its expense shall promptly repair and restore the Building, Project and/or the Premises to approximately the same condition that existed at the time Tenant entered into possession of the Premises, wear and tear excepted (and Landlord shall have no obligation to repair or restore Tenant's improvements to the Premises or Tenant's Property), except for the part taken, so as to render the Building or Project as complete an architectural unit as practical, but only to the extent of the condemnation award received by Landlord for the damage.

          (f) Awards and Damages. Landlord reserves all rights to damages and awards paid because of any Partial or Total Taking of the Premises or the Project. Tenant assigns to Landlord any right Tenant may have to the damages or award. Further, Tenant shall not make claims against Landlord or the condemning authority for damages. Notwithstanding, Tenant may claim and recover from the condemning authority a separate award for Tenant's moving expenses, business dislocation damages, Tenant's Property and any other award that would not reduce the award payable to Landlord.

     Section 7.2 Force Majeure. Neither Landlord nor Tenant shall be required to perform any term, provision, agreement, condition or covenant in this Lease (other than the obligations of Tenant to pay Rent as provided herein) so long as such performance is delayed or prevented by "Force Majeure", which shall mean acts of God, strikes, injunctions, lockouts, material or labor restrictions by any governmental authority, civil riots, floods, fire, theft, public enemy, insurrection, war, court order, requisition or order of governmental body or authority, and any other cause not reasonably within the control of Landlord or Tenant and which by the exercise of due diligence Landlord or Tenant is unable, wholly or in part, to prevent or overcome. Neither Landlord nor any mortgagee shall be liable or responsible to Tenant for any loss or damage to any property or person occasioned by any Force Majeure, or for any damage or inconvenience which may arise through repair or alteration of any part of the Project as a result of any Force Majeure.

     Section 7.3 Fire or Other Casualty. (a) Damage. If any portion of the Premises shall be destroyed or damaged by fire or any other casualty, Tenant shall immediately give notice thereof to Landlord. If any portion of the Premises or Project shall be destroyed or damaged by fire or any other casualty then, at the option of Landlord, (i) Landlord may restore and repair the portion of the Premises or Project damaged and, if the Premises are rendered untenantable in whole or in part by reason of such casualty as determined by Landlord, Tenant shall be entitled to an equitable abatement of the Rent hereunder until such time as the damaged portion of the Premises (exclusive of any of Tenant's Property or Tenant's improvements) are repaired or restored by Landlord to the extent required hereby or (ii) Landlord may terminate this Lease whereupon all Rent accrued up to the time of such termination and any other sums due and owing shall be paid by Tenant to Landlord (less any sums then due and owing Tenant by Landlord) and any remaining sums due and owing by Landlord to Tenant shall be paid to Tenant.

          (b) Repair. Landlord shall give Tenant written notice of its decisions, estimates or elections under this Section 7.3 within forty five (45) days after any such damage or destruction. If Landlord fails to give written notice to Tenant within such 45 day period, Landlord shall be deemed to have elected not to repair and restore the Premises or Project and to terminate this Lease as provided in subparagraph (a) above. If Landlord has elected to repair and restore the Premises or other portion of the Project, this Lease shall continue in full force and effect, and the repairs will be made within a reasonable time thereafter (not to exceed 180 days after the date of such damage or destruction and not subject to any extension as a result of force majeure) subject to the provisions of Section 7.2 of this Lease. Should the repairs not be completed within that period, both Landlord and Tenant shall each have the option of terminating this Lease by written letter of termination. If this Lease is terminated as herein permitted, Landlord shall refund to Tenant any prepaid Rent (unaccrued as of the date of damage or destruction) and any other sums due and owing by Landlord to Tenant (less any sums then due and owing Landlord by Tenant) and any remaining sums due and owing by Tenant to Landlord shall be paid to Landlord. If Landlord has elected to repair and reconstruct the Premises or other portion of the Project to the extent stated above, the Term will be extended for a time equal to the period from the occurrence of such damage to the completion of such repair and reconstruction. If Landlord elects to rebuild the Premises or other portion of the Project, Landlord shall only be obligated to restore or rebuild the Premises or other portion of the Project to approximately the same condition as existed at the time Tenant entered into possession of the Premises, wear and tear excepted and not be required to rebuild, repair or replace any part of Tenant's Property or Tenant's leasehold improvements. Notwithstanding anything contained in this Lease to the contrary, if Landlord shall elect to repair and restore the Premises or other portion of the Project pursuant to this Section 7.3, in no event shall Landlord be required to expend under this Article VII any amount in excess of the proceeds actually received from the insurance carried by Landlord pursuant to Section 7.4(a) of this Lease. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or destruction or the disregard of the repair thereof.

     Section 7.4 Insurance. (a) Landlord shall maintain, or cause to be maintained, standard fire and extended coverage insurance on the Buildings and Building standard tenant improvements (excluding leasehold improvements by Tenant in excess of Building standard and Tenant's Property) in an amount not less than 100% of the replacement cost (excluding foundations) and not more than a $25,000 deductible. The insurance required to be obtained by Landlord may be obtained by Landlord through blanket or master policies insuring other entities or properties owned or controlled by Landlord.

          (b) Tenant shall, at its sole cost and expense, procure and maintain during the Term of this Lease all such policies of insurance as Landlord may require, including without limitation comprehensive general liability insurance (including personal injury liability, premises/operation, property damage, independent contractors and broad form contractual coverage in support of the indemnifications of Landlord by Tenant under this Lease) in amounts of not less than a combined single limit of $1,000,000; comprehensive automobile liability insurance; business interruption insurance; contractual liability insurance; property insurance with respect to Tenant's Property, and all leasehold improvements, alterations and additions in excess of Building standard, to be written on an "all risk" basis for full replacement cost; worker's compensation and employer's liability insurance; and comprehensive catastrophe liability insurance; all maintained with companies, on forms and in such amounts as Landlord may, from time to time, reasonably require and endorsed to include Landlord as an additional insured, where appropriate, with the premiums fully paid on or before the due dates. The insurer must be licensed to do business in the state in which the Building is located. Tenant, and not Landlord, will be liable for any costs or damages in excess of the statutory limit for which Tenant would, in the absence of worker's compensation, be liable. In the event that Tenant fails to take out or maintain any policy required by this Section 7.4 to be maintained by Tenant, such failure shall be a defense to any claim asserted by Tenant against Landlord by reason of any loss sustained by Tenant that would have been covered by such policy, notwithstanding that such loss may have been proximately caused solely or partially by the negligence or willful misconduct of Landlord or any of Landlord's Related Parties. If Tenant does not procure insurance as required, Landlord may, upon advance written notice to Tenant, cause this insurance to be issued and Tenant shall pay to Landlord the premium for such insurance within ten (10) days of Landlord's demand, plus interest at the past due rate provided for in Section 3.1(c) of this Lease until repaid by Tenant. All policies of insurance required to be maintained by Tenant shall specifically make reference to the indemnifications by Tenant in favor of Landlord under this Lease and shall provide that Landlord shall be given at least thirty (30) days' prior written notice of any cancellation or nonrenewal of any such policy. A certificate evidencing each such policy shall be deposited with Landlord by Tenant on or before the Commencement Date, and a replacement certificate evidencing each subsequent policy shall be deposited with Landlord at least thirty (30) days prior to the expiration of the preceding such policy. All insurance policies obtained by Tenant shall be written as primary policies (primary over any insurance carried by Landlord), not contributing with and not in excess of coverage which Landlord may carry, if any.

     Section 7.5 Waiver of Subrogation Rights. Each party hereto waives all rights of recovery, claims, actions or causes of actions arising in any manner in its (the "Injured Party's") favor and against the other party for loss or damage to the Injured Party's property located within or constituting a part or all of the Project, to the extent the loss or damage: (a) is covered by the Injured Party's insurance; or (b) would have been covered by the insurance the Injured Party is required to carry under this Lease, whichever is greater, regardless of the cause or origin, including the sole, contributory, partial, joint, comparative or concurrent negligence of the other party. This waiver also applies to each party's directors, officers, employees, shareholders, partners, representatives and agents. All insurance carried by either Landlord or Tenant covering the losses and damages described in this Section 7.5 shall provide for such waiver of rights of subrogation by the Injured Party's insurance carrier to the maximum extent that the same is permitted under the laws and regulations governing the writing of insurance within the state in which the Building is located. Both parties hereto are obligated to obtain such a waiver and provide evidence to the other party of such waiver. The waiver set forth in this Section 7.5 shall be in addition to, and not in substitution for, any other waivers, indemnities or exclusions of liability set forth in this Lease.

                                 ARTICLE VIII.

     Section 8.1 Default by Tenant. The occurrence of any one or more of the following events shall constitute a default by Tenant under this Lease:

          (a) Tenant shall fail to pay to Landlord any Rent or any other monetary charge due from Tenant hereunder on or before five (5) days after written notice thereof from Landlord to Tenant, provided that Landlord shall not be required to provide such notice more than twice during any twelve month period with respect to non-payment of Rent, the third such non-payment constituting a default without the requirement of notice;

          (b) Tenant breaches or fails to comply with any term, provisions, conditions or covenant of this Lease, other than as described in Section 8.1(a), or with any of the Building rules and regulations now or hereafter established to govern the operation of the Project;

          (c) A Transfer (hereinafter defined) shall occur, without the prior written approval of Landlord;

          (d) The interest of Tenant under this Lease shall be levied on under execution or other legal process;

          (e) Any petition in bankruptcy or other insolvency proceedings shall be filed by or against Tenant, or any petition shall be filed or other action taken to declare Tenant a bankrupt or to delay, reduce or modify Tenant's debts or obligations or to reorganize or modify Tenant's capital structure or indebtedness or to appoint a trustee, receiver or liquidator of Tenant or of any property of Tenant, or any proceeding or other action shall be commenced or taken by any governmental authority for the dissolution or liquidation of Tenant and, within ninety (90) days hereafter, Tenant fails to secure a discharge thereof;

          (f) Tenant shall become insolvent, or Tenant shall make an assignment for the benefit of creditors, or Tenant shall make a transfer in fraud of creditors, or a receiver or trustee shall be appointed for Tenant or any of its properties;

          (g) Tenant shall voluntarily desert, abandon or vacate the Premises or any substantial portion thereof or fails to operate its business in the Premises for any reason other than destruction or condemnation of the Premises; or

          (h) Tenant shall do or permit to be done anything which creates a lien upon the Premises or the Project in violation of Section 6.4.

     Section 8.2 Landlord's Remedies. Upon occurrence of any default by Tenant under this Lease and (i) if the event of default described in Section 8.1(a) is not cured within five (5) days after written notice from Landlord of such default; or (ii) the events described in Sections 8. l(b), (d), (f) and
(g) are not cured within thirty (30) days after written notice from Landlord of such default (there being no notice and cure period for events of defaults described in Sections 8. 1(c), (e) and (h) except as otherwise set forth herein), the Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it by law or in equity or by this Lease:

     (a) Continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent, Additional Rent and other charges when due.

     (b) Terminate this Lease, and Landlord may forthwith repossess the Premises and be entitled to recover as damages a sum of money equal to the total of (i) the cost of recovering the Premises, (ii) the cost of removing and storing Tenant's or any other occupant's property, (iii) the unpaid Rent and any other sums accrued hereunder at the date of termination, (iv) a sum equal to the amount, if any, by which the present value of the total Rent and other benefits which would have accrued to Landlord under this Lease for the remainder of the Term, if the terms of this Lease had been fully complied with by Tenant, discounted at five percent (5%) per annum exceeds the total fair market value of the Premises for the balance of the Term (it being the agreement of the parties hereto that Landlord shall receive the benefit of its bargain), (v) the cost of reletting the Premises including, without limitation, the cost of restoring the Premises to the condition necessary to rent the Premises at the prevailing market rental rate, normal wear and tear excepted,
(vi) any increase in insurance premiums caused by the vacancy of the Premises,
(vii) the amount of any unamortized improvements to the Premises paid for by Landlord, (viii) the amount of any unamortized brokerage commission or other costs paid by Landlord in connection with the leasing of the Premises and (ix) any other sum of money or damages owed by Tenant to Landlord. In the event Landlord shall elect to terminate this Lease, Landlord shall at once have all the rights of reentry upon the Premises, without becoming liable for damages, or guilty of trespass.

     (c) Terminate Tenant's right of occupancy of the Premises and reenter and repossess the Premises by entry, forcible entry or detainer suit or otherwise, without demand or notice of any kind to Tenant and without terminating this Lease, without acceptance of surrender of possession of the Premises, and without becoming liable for damages or guilty of trespass, in which event Landlord may, but shall be under no obligation to, relet the Premises or any part thereof for the account of Tenant (nor shall Landlord be under any obligation to relet the Premises before Landlord relets or leases any other portion of the Project or any other property under the ownership or control of Landlord) for a period equal to or lesser or greater than the remainder of the Term of the Lease on whatever terms and conditions Landlord, at Landlord's sole discretion, deems advisable. Tenant shall be liable for and shall pay to Landlord all Rent payable by Tenant under this Lease (plus interest at the past due rate provided in Section 3.1(c) of this Lease if in arrears) plus an amount equal to (i) the cost of recovering possession of the Premises, (ii) the cost of removing and storing any of Tenant's or any other occupant's property left on the Premises or the Project after reentry, (iii) the cost of decorations, repairs, changes, alterations and additions to the Premises and the Project, (iv) the cost of any attempted reletting or reletting and the collection of the rent accruing from such reletting, (v) the cost of any brokerage fees or commissions payable by Landlord in connection with any reletting or attempted reletting, (vi) any other costs incurred by Landlord in connection with any such reletting or attempted reletting, (vii) the cost of any increase in insurance premiums caused by the termination of possession of the Premises, (viii) the amount of any unamortized improvements to the Premises paid for by Landlord, (ix) the amount of any unamortized brokerage commissions or other costs paid by Landlord in connection with the leasing of the Premises and (x) any other sum of money or damages owed by Tenant to Landlord at law, in equity or hereunder, all reduced by any sums received by Landlord through any reletting of the Premises; provide , however, that in no event shall Tenant be entitled to any excess of any sums obtained by reletting over and above Rent provided in this Lease to be paid by Tenant to Landlord. For the purpose of such reletting Landlord is authorized to decorate or to make any repairs, changes, alterations or additions in or to the Premises that may be necessary. Landlord may file suit to recover any sums falling due under the terms of this
Section 8.2(c) from time to time, and no delivery to or recovery by Landlord of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord.
No reletting shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default and/or exercise its rights under Section 8.3(b) of this Lease; provided, however, any rents received from reletting the Premises shall offset any Rent owed by Tenant after its default under this Lease as provided herein above.

     (d) Enter upon the Premises and do whatever Tenant is obligated to do under the terms on this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease plus fifteen percent (15%) of such cost to cover overhead plus interest at the past due rate provided in this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action. No action taken by Landlord under this
Section 8.2(d) shall relieve Tenant from any of its obligations under this Lease or from any consequences or liabilities arising from the failure to perform such obligations.

     (e) Without waiving such default, apply all or any part of the Security Deposit and/or any unapplied Prepaid Rent to cure the default or to any damages suffered as a result of the default to the extent of the amount of damages suffered. Tenant shall reimburse Landlord for the amount of such depletion of the Security Deposit and/or any Prepaid Rent on demand.

     (f) Change all door locks and other security devices of Tenant at the Premises and/or the Project, and Landlord shall not be required to provide the new key to the Tenant except during Tenant's regular business hours, and only upon the condition that Tenant has cured any and all defaults hereunder and in the case where Tenant owes Rent to the Landlord, reimbursed Landlord for all Rent and other sums due Landlord hereunder. Landlord, on terms and conditions satisfactory to Landlord in its sole discretion, may upon request from Tenant's employees, enter the Premises for the purpose of retrieving therefrom personal property of such employees, provided, Landlord shall have no obligation to do so.

     (g) Exercise any and all other remedies available to Landlord in this Lease, at law or in equity.

     (h) Notwithstanding the foregoing, the cumulative effect of the provisions of this Section 8.2 shall not entitle Landlord to collect more than the actual costs, expenses or damages (actual, liquidated or otherwise) sustained by Landlord.

     Section 8.3 Duty to Relet or Mitigate. In the event applicable law requires Landlord to attempt to mitigate damages, Landlord and Tenant agree that any such duty to mitigate shall be satisfied and Landlord shall be deemed to have used objectively reasonable efforts to fill the Premises by doing the following: (a) posting a "For Lease" sign on the Premises; (b) advising Landlord's leasing agent of the availability of the Premises; and (c) advising at least one outside commercial brokerage entity of the availability of the Premises; provided, however, that Landlord shall not be obligated to relet the Premises before leasing any other unoccupied portions of the Project and any other property under the ownership or control of Landlord. If Landlord receives any payments from the reletting of the Premises and is required to mitigate damages, any such payment shall first be applied to any costs or expenses incurred by Landlord as a result of Tenant's Default under this Lease.

     Section 8.4 Reentry. If Tenant fails to allow Landlord to reenter and repossess the Premises, Landlord shall have full and free license to enter into and upon the Premises with or without process of law for the purpose of repossessing the Premises, expelling or removing Tenant and any others who may be occupying or within the Premises, removing any and all property therefrom and changing all door locks of the Premises. Landlord may take these actions without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, without accepting surrender of possession of the Premises by Tenant, and without incurring any liability for any damage resulting therefrom, including without limitation any liability arising under applicable state law and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law or in equity, Tenant hereby waiving any right to claim damage for such reentry and expulsion, including without limitation any rights granted to Tenant by applicable state law.

     Section 8.5 Rights of Landlord in Bankruptcy. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency, by reason of the expiration or termination of this Lease or the termination of Tenant's right of occupancy, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to in this Section 8.5. In the event that under applicable law, the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

     Section 8.6 Waiver of Certain Rights. Tenant hereby expressly waives any and all rights Tenant may have under applicable state law to its right to recover possession of the Premises or terminate this Lease, except as may be permitted by applicable state law. Tenant hereby waives any and all liens (whether statutory, contractual or constitutional) it may have or acquire as a result of a breach by Landlord under this Lease. Tenant also waives and releases any statutory lien it may have against Landlord.

     Section 8.7 NonWaiver. Failure on the part of either party to complain of any action or nonaction on the part of to the other party, no matter how long the same may continue, shall not be deemed to be a waiver by the other party of any of its rights under this Lease. Further, it is covenanted and agreed that no waiver at any time of any of the provisions hereof by either party shall be construed as a waiver of any of the other provisions hereof and that a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval by either party to or of any action by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary such consent or approval to or of any subsequent similar act by such party.

     Section 8.8 Holding Over. In the event Tenant remains in possession of the Premises after the expiration or termination of this Lease without the execution of a new lease, then Tenant, at Landlord's option, shall be deemed to be occupying the Premises as a tenant at will at a base rental equal to one hundred fifty percent (150%) of the then applicable Base Rent, and shall otherwise remain subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a tenancy at will, including without limitation the payment of all other Rent; provided, however, nothing contained herein shall require Landlord to give Tenant more than thirty (30) days prior written consent to terminate Tenant's tenancy-at-will. No holding over by Tenant after the expiration or termination of this Lease shall be construed to extend or renew the Term or in any other manner be construed as permission by Landlord to hold over. Tenant shall indemnify Landlord (y) against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Premises effective upon the termination or expiration of this Lease, and (z) for all other losses, costs and expenses, including reasonable attorneys' fees, incurred by reason of such holding over.

     Section 8.9 Abandonment of Personal Property. Any personal property left in the Premises or any personal property of Tenant left about the Project at the expiration or termination of this Lease, the termination of Tenant's right to occupy the Premises or the abandonment, desertion or vacating of the Premises by Tenant, shall be deemed abandoned by Tenant and may, at the option of Landlord, be immediately removed from the Premises or such other space by Landlord and stored by Landlord at the full risk, cost and expense of Tenant. Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. In the event Tenant does not reclaim any such personal property and pay all costs for any storage and moving thereof within thirty
(30) days after the expiration or termination of this Lease, the termination of Tenant's right to occupy the Premises or the abandonment, desertion or vacating of the Premises by Tenant, Landlord may dispose of such personal property in any way that it deems proper. If Landlord shall sell any such personal property, it shall be entitled to retain from the proceeds the amount of any Rent or other expenses due Landlord, together with the cost of storage and moving and the expense of the sale. Notwithstanding anything contained herein to the contrary, in addition to the rights provided herein with respect to any such property, Landlord shall have the option of exercising any of its other rights or remedies provided in the Lease or exercising any rights or remedies available to Landlord at law or in equity.

     Section 8.10 Default by Landlord. If Landlord shall default in the performance of its obligations and duties hereunder and such default shall continue for thirty (30) days following written notice thereof from Tenant, Tenant may exercise any and all remedies available to Tenant at law or in equity.

                                  ARTICLE IX.

     Section 9.1 Transfers. Tenant shall not, by operation of law or otherwise, (a) assign, transfer, mortgage, pledge, hypothecate or otherwise encumber this Lease, the Premises or any part of or interest in this Lease or the Premises, (b) grant any concession or license within the Premises, (c) sublet all or any part of the Premises or any right or privilege appurtenant to the Premises, or (d) permit any other party to occupy or use all or any part of the Premises (collectively, a "Transfer"), without the prior written consent of Landlord. If Tenant requests Landlord's consent to any Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; a copy of the proposed sublease or assignment agreement; banking, financial and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. With respect to any assignment of this Lease, Tenant acknowledges and agrees that one of the reasonable factors Landlord may consider in determining whether or not to approve the assignment is any assignee's name and logo signage to be placed on the exterior of the Building pursuant to Special Stipulation No. 2 in Exhibit C. Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant's transferee shall assume all of Tenant's obligations under this Lease in a writing satisfactory to Landlord, and Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfer. While the Premises or any part thereof are subject to a Transfer, Landlord may collect directly from such transferee all rents or other sums relating to the Premises becoming due to Tenant or Landlord and apply such rents and other sums against the Rent and any other sums payable hereunder. If the aggregate rental, bonus or other consideration paid by a transferee, except for Permitted Transfers (as that term is hereinafter defined) for any such space exceeds the sum of (y) Tenant's Rent to be paid to Landlord for such space during such period and (z) Tenant's costs and expenses actually incurred in connection with such Transfer. including reasonable brokerage fees, reasonable costs of finishing or renovating the space affected and reasonable cash rental concessions, which costs and expenses are to be amortized over the term of the Transfer, then fifty percent (50%) of such excess shall be paid to Landlord within fifteen (15) days after such amount is earned by Tenant. Such arrearage amounts in the case of a sublease shall be calculated and adjusted (if necessary) on a Lease Year (or partial Lease Year) basis, and there shall be no cumulative adjustment for the Term. Landlord shall have the right to audit Tenant's books and records relating to the Transfer. Tenant authorizes its transferees to make payments of rent and any other sums due and payable, directly to Landlord upon receipt of notice from Landlord to do so. Any attempted Transfer by Tenant in violation of the terms and covenants of this
Article IX shall be void and shall constitute a default by Tenant under this Lease. In the event that Tenant requests that Landlord consider a sublease or assignment hereunder, Tenant shall pay (i) Landlord's reasonable fees, not to exceed Five Hundred and 00/100 Dollars ($500.00) per transaction, incurred in connection with the consideration of such request, and (ii) all attorneys' fees and costs incurred by Landlord in connection with the consideration of such request or such sublease or assignment.

     Notwithstanding any provision to the contrary, Tenant may assign this Lease or sublet the Premises without Landlord's consent (i) any corporation or other entity that controls, is controlled by or is under common control with Tenant; (ii) to any corporation or other entity resulting from a merger, acquisition, consolidation or reorganization of or with Tenant; (iii) in connection with the sale of all or substantially all of the assets of tenant (the "Permitted Transfers"), so long as Tenant provides evidence to Landlord in writing that such assignment or sublease complies with (i), (ii) or (iii) above and provided such assignee, subtenant or successor-in-interest expressly assumes Tenant's obligations and liabilities hereunder. No such assignment or transfer, however, shall release Tenant from any covenant, liability or obligation under this Lease.

     Section 9.2 Assignment by Landlord. Landlord shall have the right at any time to sell, transfer or assign, in whole or in part, by operation of law or otherwise, its rights, benefits, privileges, duties, obligations or interests in this Lease or in the Premises, the Building, the Land, the Project and all other property referred to herein, without the prior consent of Tenant, and such sale, transfer or assignment shall be binding on Tenant. After such sale, transfer or assignment, Tenant shall attorn to such purchaser, transferee or assignee, and Landlord shall be released from all liability and obligations under this Lease accruing after the effective date of such sale, transfer or assignment.

     Section 9.3 Limitation of Landlord's Liability. Any provisions of this Lease to the contrary notwithstanding, Tenant hereby agrees that no personal, partnership or corporate liability of any kind or character (including, without limitation, the payment of any judgment) whatsoever now attaches or at any time hereafter under any condition shall attach to Landlord or any of Landlord's Related Parties or any mortgagee for payment of any amounts payable under this Lease or for the performance of any obligation under this Lease. The exclusive remedies of Tenant for the failure of Landlord to perform any of its obligations under this Lease shall be to proceed against the interest of Landlord in and to the Project including any proceeds therefrom. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord. In no event shall Landlord be liable to Tenant, or any interest of Landlord in the Project be subject to execution by Tenant, for any indirect, special, consequential or punitive damages.

                                   ARTICLE X.

     Section 10.1 Subordination. This Lease shall be subject and subordinated at all times to (a) all ground or underlying leases now existing or which may hereinafter be executed affecting the Project, and (b) the lien or liens of all mortgages and deeds of trust in any amount or amounts whatsoever now or hereafter placed on the Project or Landlord's interest or estate therein or on or against such ground or underlying leases and to all renewals, modifications, consolidations, replacements and extensions thereof and to each advance made or hereafter to be made thereunder; provided that all such ground lessors and mortgagees agree not to disturb Tenant's rights under this Lease so long as Tenant is not in default hereunder. Tenant shall execute and deliver upon demand any instruments, releases or other documents requested by any lessor or mortgagee for the purpose of subjecting and subordinating this Lease to such ground leases, mortgages or deeds of trust. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, only upon such party's request and at such party's sole discretion but not otherwise. Notwithstanding such attornment, Tenant agrees that any such successor in interest shall not be (a) liable for any act or omission of, or subject to any rights of setoff, claims or defenses otherwise assertable by Tenant against, any prior owner of the Project (including without limitation, Landlord), (b) bound by any rents paid more than one (1) month in advance to any prior owner, (c) liable for any Security Deposit not paid over to such successor by Landlord, and (d) if such successor is a mortgagee or a ground lessor whose address has been previously given to Tenant, bound by any modification, amendment, extension or cancellation of the Lease not consented to in writing by such mortgagee or ground lessor. Tenant shall execute all such agreements confirming such attornment as such party may reasonably request, provided that all such ground lessors and mortgagees agree not to disturb Tenant's rights under this Lease so long as Tenant is not in default hereunder. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any mortgagee or lessor under a lien instrument or lease covering the Premises whose address has been given to Tenant, and affording such mortgagee or lessor a reasonable opportunity to perform Landlord's obligations hereunder. Notwithstanding the generality of the foregoing, any mortgagee or ground lessor may at any time subordinate any such deeds of trust, mortgages, other security instruments or ground leases to this Lease on such terms and conditions as such mortgagee or ground lessor may deem appropriate.

     Section 10.2 Estoppel Certificate or Three-Party Agreement. Tenant agrees within ten (10) days following request by Landlord (a) to execute, acknowledge and deliver to Landlord and any other persons specified by Landlord, a certificate or three-party agreement among Landlord, Tenant and/or any third party dealing with Landlord, certifying (i) that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification (ii) the date to which the Rent and other charges are paid in advance, if any, (iii) that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or so specifying such defaults, if any, as are claimed and/or (iv) any other matters as such third party may reasonably require in connection with the business dealings of Landlord and/or such third party and (b) to deliver to Landlord current financial statements of Tenant, including a balance sheet and a profit and loss statement for at least two (2) years, all prepared in accordance with generally accepted accounting principles consistently applied. Tenant's failure to deliver such certificate or three-party agreement within such ten (10) day period shall be conclusive upon Tenant (x) that this Lease is in full force and effect without modification except as may be represented by Landlord, (y) that to Tenant's knowledge there are no uncured defaults in Landlord's performance, and (z) that no Rent has been paid in advance except as set forth in this Lease.

     Section 10.3 Notices. Any notice, request, approval, consent or other communication required or contemplated by this Lease must be in writing, unless otherwise in this Lease expressly provided, and may be given or be served by depositing the same in the United States Postal Service, postpaid and certified and addressed to the party to be notified, with return receipt requested, or by delivering the same in person to such party (or, in case of a corporate party, to an officer of such party), or by prepaid telegram or express overnight mail service, when appropriate, addressed to the party to be notified. Notice deposited in the mail in the manner hereinabove described shall be effective from and after three (3) days (exclusive of Saturdays, Sundays and postal holidays) after such deposit. Notice given in any other manner shall be effective only if and when delivered to the party to be notified or at such party's address for purposes of notice as set forth herein. For purposes of notice the addresses of the parties shall, until changed as herein provided, be as provided on the first page of this Lease; provided, that any notices sent to Landlord will only be effective if copies thereof are simultaneously sent to Brookdale Investors Two, L.P., 3343 Peachtree Road, N.E., Suite 510, Atlanta, Georgia, 30326, Attention: Mr. Fred Henritze; and provided, that any notices sent to Tenant will only be effective if copies thereof are simultaneously sent to the attention of Tenant's president at P. 0. Box 37144, Louisville, Kentucky, 40223-7144 and to Tenant's counsel at P. 0. Box 37144, Louisville, Kentucky, 40223-7144. The parties hereto shall have the right from time to time to change their respective addresses by giving at least fifteen (15) days' written notice to the other party in the manner set forth in this Section 10.3.

                                  ARTICLE XI.

     Section 11.1     Right to Relocate Tenant.  [Intentionally Omitted]

     Section 11.2 Rights and Remedies Cumulative. The rights and remedies of each party under this Lease shall be nonexclusive and each right or remedy shall be in addition to and cumulative of all other rights and remedies available to such party under this Lease or at law or in equity. Pursuit of any right or remedy shall not preclude pursuit of any other rights or remedies provided in this Lease or at law or in equity, nor shall pursuit of any right or remedy constitute a forfeiture or waiver of any sums due to either party or of any damages accruing to such party by reason of the violation by the other party of any of the terms of this Lease.

     Section 11.3 Legal Interpretation. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed and enforced in accordance with the laws of the state in which the Building is located and the United States. The determination that one or more provisions of this Lease is invalid, void, illegal or unenforceable shall not affect or invalidate any other provision of this Lease, and this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this Lease, and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. All obligations of either party hereunder not fully performed as of the expiration or termination of the Term of this Lease shall survive the expiration or termination of the Term of this Lease for a period of one (1) year and shall be fully enforceable in accordance with those provisions pertaining thereto. Article and section titles and captions appearing in this Lease are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this Lease. No custom or practice which may evolve between the parties in the administration of the terms of this Lease shall waive or diminish the right of either party to insist upon the performance by the other party in strict accordance with the terms of this Lease. This Lease is for the sole benefit of Landlord and Tenant, and, without the express written consent thereto, no third party shall be deemed a third party beneficiary hereof. Landlord and Tenant agree that this Lease supersedes and cancels any and all previous statements, negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant with respect to the subject matter of this Lease or the Premises and that this Lease, including written extrinsic documents referred to herein, is the entire agreement of the parties, and that there are no representations, understandings, stipulations, agreements, warranties or promises (express or implied, oral or written) between Landlord and Tenant with respect to the subject matter of this Lease or the Premises. It is likewise agreed that this Lease may not be altered, amended, changed or extended except by an instrument in writing signed by both Landlord and Tenant. The terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party is the "Landlord" or the "Tenant" hereunder or because such party or its counsel is the draftsman of this Lease. All references to days in this Lease and any Exhibits or Addendums hereto mean calendar days, not working or business days, unless otherwise stated.

     Section 11.4 Authority. (a) Both Tenant and the person executing this Lease on behalf of Tenant warrant and represent unto Landlord that (i) Tenant is a duly organized and validly existing legal entity, in good standing and qualified to do business in the state in which the Building is located, with no proceedings pending or contemplated for its dissolution or reorganization, voluntary or involuntary, (ii) Landlord has full right, power and authority to execute, deliver and perform this Lease, (iii) the person executing this Lease on behalf of Tenant is authorized to do so, (iv) upon execution of this Lease by Tenant, this Lease shall constitute a valid and legally binding obligation of Tenant, and (v) upon request of Landlord, such person will deliver to Landlord satisfactory evidence of the matters set forth in this Section.

               (b) Both Landlord and the person executing this Lease on behalf of Landlord warrant and represent unto Landlord that (i) Landlord is a duly organized and validly existing legal entity, in good standing and qualified to do business in the state in which the Building is located, with no proceeding pending or contemplated for its dissolution or reorganization, voluntary or involuntary, (ii) Tenant has full right, power and authority to execute, deliver and perform this Lease, (iii) the person executing this Lease on behalf of Landlord is authorized to do so, (iv) upon execution of this Lease by Landlord, this Lease shall constitute a valid and legally binding obligation of Landlord, and (v) upon request of Tenant, such person will deliver to Tenant satisfactory evidence of the matters set forth in this Section.

     Section 11.5 No Brokers. Landlord and Tenant warrant and represent to the other that it has not dealt with any real estate broker and/or salesman (other than Insignia Commercial Group, Inc. who represented Landlord and Carl
R. Smith & Company who represented Tenant) in connection with the negotiation or execution of this Lease and no such broker or salesman has been involved in connection with this Lease, and each party agrees to defend, indemnify and hold harmless the other party from and against any and all costs, expenses, attorneys' fees or liability for any compensation, commission and charges claimed by any real estate broker and/or salesman (other than the aforesaid brokers) due to acts of such party or such party's representatives. Landlord shall pay all commissions due to either or both Insignia Commercial Group, Inc. and Carl R. Smith and Company.

     Section 11.6 Consents by Landlord. With respect to any provision of this Lease which provides that Tenant shall obtain Landlord's prior consent or approval, Landlord's consent or approval will not be unreasonably withheld, delayed or denied unless the provision of the Lease provides that such consent is within Landlord's sole discretion.

     With respect to any provision of this Lease which provides that Landlord shall not unreasonably withhold or unreasonably delay any consent or any approval, Tenant, in no event, shall be entitled to make, nor shall Tenant make, any claim for, and Tenant hereby waives any claim for money damages; nor shall Tenant claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval; but Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

     Section 11.7 Joint and Several Liability. If there is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever.

     Section 11.8 Independent Covenants. The obligation of Tenant to pay Rent and other monetary obligations provided to be paid by Tenant under this Lease and the obligation of Tenant to perform Tenant's other covenants and duties under this Lease constitute independent, unconditional obligations of Tenant to be performed at all times provided for under this Lease, save and except only when an abatement thereof or reduction therein is expressly provided for in this Lease and not otherwise, and Tenant acknowledges and agrees that in no event shall such obligations, covenants and duties of Tenant under this Lease be dependent upon the condition of the Premises or the Project, or the performance by Landlord of its obligations hereunder.

     Section 11.9 Attorneys' Fees and Other Expenses. In the event either party hereto defaults in the faithful performance or observance of any of the terms, covenants, provisions, agreements or conditions contained in this Lease, the party in default shall be liable for and shall pay to the nondefaulting party all expenses incurred by such party in enforcing any of its remedies for any such default, and if the nondefaulting party places the enforcement of all or any part of this Lease in the hands of an attorney, the party in default agrees to pay the nondefaulting party's reasonable attorneys' fees in connection therewith.

     Section 11.10 Recording. Neither Landlord nor Tenant shall record this Lease, but a short-form memorandum hereof may be recorded at the request of either party. Both parties shall, upon the request of either, execute a short form memorandum, if any, as may be permitted by applicable statute. Upon the expiration or earlier termination of this Lease, the parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact, coupled with an interest , with full power of substitution to execute such instrument.

     Section 11.11 Disclaimer; Waiver of Jury Trial. LANDLORD AND TENANT EXPRESSLY ACKNOWLEDGE AND AGREE, AS A MATERIAL PART OF THE CONSIDERATION FOR LANDLORD'S ENTERING INTO THIS LEASE WITH TENANT, THAT, EXCEPT AS OTHERWISE SET FORTH IN THIS LEASE, LANDLORD HAS MADE NO WARRANTIES TO TENANT AS TO THE USE OR CONDITION OF THE PREMISES OR THE PROJECT, EITHER EXPRESS OR IMPLIED, AND LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES OR THE PROJECT ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE OR ANY OTHER WARRANTY (EXPRESS OR IMPLIED) REGARDING THE PREMISES OR THE PROJECT. EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE OR ON EXHIBIT E, LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE NO, AND SHALL NOT BE ANY, IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND ARISING OUT OF THIS LEASE, ALL SUCH OTHER EXPRESS OR IMPLIED WARRANTIES IN CONNECTION HEREWITH BEING EXPRESSLY DISCLAIMED AND WAIVED.

          LANDLORD AND TENANT WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE.
THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY TENANT AND TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. TENANT FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF SAME HAS EXECUTED THIS LEASE.

     Section 11.12 No Access to Roof. Tenant shall have no right of access to the roof of the Premises or the Building.

     Section 11.13 Parking. Tenant's occupancy of the Premises shall include the use of up to sixty-four (64) unreserved surface parking spaces, which shall be used in common with other tenants, invitees and visitors of the Building. Tenant shall have the right to park in the Building parking facilities in common with other tenants of the Building. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in use of the parking facilities. Landlord reserves the right in its reasonable discretion to determine whether the parking facilities are becoming overburdened and to allocate and assign parking spaces among Tenant and other tenants, and to reconfigure the parking area and modify the existing ingress to and egress from the parking area as Landlord shall reasonably deem appropriate.

     Section 11.14 No Accord or Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other sum and to pursue any other remedy provided in this Lease.

     Section 11.15 Acceptance. The submission of this Lease by Landlord does not constitute an offer by Landlord or other option for, or restriction of, the Premises, and this Lease shall only become effective and binding upon Landlord, upon full execution hereof by Landlord and delivery of a signed copy to Tenant.

     Section 11.16 Waiver of Counterclaim. Tenant hereby waives the right to interpose any nonmandatory or noncompulsory counterclaim of whatever description in any summary or forcible detainer proceeding.

     Section 11.17 Time Is of the Essence. Time is of the essence of this Lease. Unless specifically provided otherwise, all references to terms of days or months shall be construed as references to calendar days or calendar months, respectively.

     Section 11.18 Counterparts. This Lease may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

     Section 11.19 Special Stipulations. The terms and conditions of the Special Stipulations set forth on Exhibit C attached hereto are incorporated herein by reference.

     IN TESTIMONY WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

PARAGON CENTRE ASSOCIATES, LLC,
a Georgia limited liability company

By: BROOKDALE INVESTORS TWO, L.P.,
a Delaware limited partnership,
its sole member

By: BROOKDALE PARTNERS II, LLC,
a Georgia limited liability company,
its sole general partner

By:/s/ Fred Henritze
      Fred Henritze, Manager


TENANT:

STRATEGIA CORPORATION a Kentucky corporation

By:/s/ James A. Huguenard

Name:James A. Huguenard

Title:V.P. and General Counsel

                                   EXHIBIT A

                  DESCRIPTION OF THE TWO PARAGON CENTRE LAND

     Being a portion of the tract conveyed to Louisville Dutchmans Lane Associates, Ltd. as recorded in Dead Book 5533 Page 278, in the Office of the County Clerk of Jefferson County, Kentucky; and more particularly described as follows:

     Beginning at a pipe at the intersection of the southerly line of Dutchmans Lane as established in instrument of record in Deed Book 1238 Page 397, in the Office of the Clerk of the County Court of Jefferson County, Kentucky, thence with the northwesterly line of the tract conveyed to Louisville Dutchmans Lane Associates, Ltd. by Deed of record in Deed Book 5533 Page 278, in the Office of the Clerk aforesaid; thence with the southerly line of Dutchmans Lane and with an arc of a curve to the left having a radius of 216-33 feet and the following chords:

South 66 degrees 19 minutes 48 seconds East 43.05 feet to an iron pipe; South 78 degrees 40 minutes 38 seconds east 50.00 feet to an iron pipe; North 88 degrees 03 minutes 02 seconds East 50.00 feet to an iron pipe; North 74 degrees 46 minutes 42 seconds east 50.00 feet to an iron pipe; North 61 degrees 30 minutes 22 seconds East 50.00 feet to an iron pipe; thence continuing with the southeasterly line of Dutchmans Lane, North 54 degrees 52 minutes 12 seconds East 46.50 feet to an iron pipe in the southwesternmost comer of the tract conveyed to Louisville OPC Associates, Ltd. by Deed of record in Deed Book 5559 Page 255; thence with the most southwesterly line of said tract South 35 degrees 07 minutes 48 seconds East 31.00 feet to an iron pipe; thence South 46 degrees 11 minutes 52 seconds East 112.93 feet to an iron pipe; thence with arc of a curve to the left having a radius of 867.00 feet, and a chord of south 48 degrees 27 minutes 20 seconds cast 118.26 feet to an iron pipe; thence with the arc of a curve to the right having a radius of 12.00 feet, and a chord of South 06 degrees 36 minutes 16 seconds East
17.20 feet; thence South 39 degrees 09 minutes 26 seconds west 18.32 feet to an iron pipe; South 50 degrees 50 minutes 34 seconds east 24.00 feet to an iron pipe; North 84 degrees 09 minutes 25 seconds east 62.44 feet to an iron pipe; thence with the arc of a curve to the right having a radius of 11.00 feet, and a chord of South 73 degrees 20 minutes 26 seconds East 8.43 feet; thence the following courses and distances: South 50 degrees 50 minutes 16 seconds east 5.34 feet to an iron pipe; South 05 degrees 50 minutes 34 seconds east 34.25 feet to an iron pipe; South 47 degrees 17 minutes 46 seconds East 243.59 feet to an iron pipe on the west line of right-of-way for Watterson Expressway I-264, said point also being on the southeasternmost line of the tract conveyed to Louisville OPC Associates, Ltd. as recorded in Deed Book 5559 Page 255 in aforementioned clerks office; thence along west Right-of-way line of Watterson Expressway I-264, south 59 degrees 37 minutes 00 seconds west 389.94 feet to an iron pipe; thence leaving the existing right-of-way of Watterson Expressway I-264, with the following courses, north 33 degrees 22 minutes 13 seconds west 701.67 feet to the point of beginning containing approximately 4.410 acres.

EXCEPTING THEREFROM that certain parcel conveyed to the Commonwealth of Kentucky by Deed of Conveyance dated June 28, 1989, and recorded in Deed Book 5876 Page 97 in the Office of the Clerk of the County Court of Jefferson County, Kentucky, and further described as follows:
Beginning at a point in the existing access control and right of way line, said point being the Grantor's east property corner, 38.00 feet left of I-264 Station 606+52.59; thence with said existing access control and right of way line and the Grantor's southeast property line South 60 degrees 51 minutes 23 seconds West (Grantor's Survey South 59 degrees 37 minutes 00 second West),
389.94 feet to the Grantor's south property comer 38.00 feet left of I-264 Station 602+62.65; thence with the Grantor's southwest property line North 32 degrees 07 minutes 50 seconds West (Grantor's Survey North 33 degrees 22 minutes 13 seconds West), 98.13 feet to a point in the proposed access control and right of way line 136.00 feet left of I-264 Station 602+57.54; thence with said proposed access control and right of way line the following courses: South 89 degrees 45 minutes 09 seconds East 77.43 feet to a point
98.00 feet left of I-264 Station 603+25.00; North 60 degrees 15 minutes 12 seconds East, 308.38 feet to a point in the Grantor's northeast property line
101.25 feet left of I-264 Station 606+33.36; thence with said northeast property line South 46 degrees 03 minutes 23 seconds East (Grantor's Survey South 47 degrees 17 minutes 46 seconds East), 66.11 feet to the point of beginning containing approximately 0.567 acre.

                                   EXHIBIT B

                            FLOOR PLAN OF PREMISES

                             {Floor Plan Schematic}


                                   EXHIBIT C

                             SPECIAL STIPULATIONS

     These Special Stipulations are hereby incorporated into this Lease and in the event that they conflict with any provisions of this Lease, these Special Stipulations shall control.

1. Condition to Lease. This Lease is expressly conditioned upon the existing tenant of the Premises, the Kentucky Lottery Corporation, terminating its lease of the Premises and vacating the Premises on or before November 15, 1997.

2. Signage. So long as this Lease is in full force and effect and Tenant is not in default thereunder, and subject to the foregoing terms and conditions, Tenant shall have the right, at its sole cost and expense, to install and maintain identification signage on the following: (i) the exclusive right to place the name and logo "Strategia" on the exterior of the Building, subject to Landlord's prior approval, such sign to be illuminated and located in the same area as previously used by Kentucky Lottery Corporation; (ii) the existing monument sign located on Dutchmans Lane and
(iii) the existing monument sign located between the Building and the One Paragon Centre building. Such signage shall be subject to the following terms and conditions:

     a. The location, design, construction, size and all other aspects of such signage shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld;

     b. The expense of installing, construction, maintaining and removing such signage shall be the sole cost and expense of Tenant and shall be paid directly by Tenant. Tenant shall be responsible for all costs and expenses associated with such signage and Tenant shall promptly repair any damage to the Building or the Project resulting from the installation, construction, maintenance or removal of such signage. Upon the termination or expiration of this Lease and upon the terms and conditions of this Special Stipulation, Tenant shall promptly remove such signage at its sole cost and expense.

     c. Tenant agrees to indemnify and hold Landlord harmless for any cost, expense, loss (normal wear and tear excepted) or other liability associated with the installation, construction, maintenance and removal of such signage.

     d. Tenant shall be solely responsible for ensuring that such signage conforms to all applicable federal, state and local laws, ordinances and regulations relating to such signage.

     e. The foregoing rights granted to Tenant under this paragraph shall be personal to Tenant, and in the event of any assignment of this Lease or any sublease of the Premises by Tenant, Tenant's signage rights as contained above shall be void and of no further force and effect and Tenant shall promptly remove such signage in accordance with the foregoing terms and conditions, unless such assignment or sublease is a Permitted Transfer, as that term is defined in Section 9.1 of this Lease or approved in writing by Landlord pursuant to Section 9.1. Further, Tenant's signage rights are conditioned upon Tenant occupying the entire Premises. If Tenant vacates the Premises for a period in excess of sixty (60) days, Tenant's signage rights shall be similarly void and of no further force and effect.

3. Extension Option. So long as this Lease is in full force and effect and Tenant is not in default hereunder, Tenant shall have the option (the "Extension Option") to extend the Term for the entire Premises for one (1) additional period of five (5) years (the "Extension Period") subject to the following terms and conditions:

     a. In the event that Tenant assigns this Lease and such assignment is either a Permitted Transfer or is approved by Landlord in writing pursuant to Section 9.1 of this Lease, the Extension Option shall also be assigned by Tenant to such assignee and such assignee shall have the right, pursuant to and in accordance with the other terms and conditions of this provision, to exercise the Extension Option. In the event that Tenant subleases all of the Premises to a subtenant for the remainder of the term of this Lease, and such sublease is a Permitted Transfer or is approved by Landlord in writing pursuant to Section 9.1 of this Lease, the Extension Option may only be exercised by Tenant (and not the subleasee) and the Tenant must reaffirm in writing at the time it notifies Landlord of its election to exercise the Extension Option that Tenant shall remain liable, as tenant, for all obligations and liabilities under this Lease during the Extension Period.

     b. Tenant shall have given Landlord written notice of its desire to exercise the Extension Option on or before nine (9) months prior to the expiration of the Term.

     c. The Extension Option shall be only applicable to the entire Premises, as it may have expanded or contracted from time to time pursuant to the terms of this Lease, as it may have been amended from time to time, or by other agreement of Landlord and Tenant.

     d. The terms and conditions of this Lease, as it may have been amended from time to time, shall remain in full force and effect during any Extension Period except that the term "Base Rent" shall be modified to mean the rent charged at the Prevailing Market Rate (as hereinafter defined).

     e. "Prevailing Market Rate" shall mean the then prevailing market rate, in Louisville, Kentucky, for rent for leases comparable to this Lease for space comparable to the Premises taking into account such factors offered to third party tenants for comparable space as the base services year for pass-through expenses, the value of the tenant improvements already in place in the Premises at the commencement of the Extension Period, rent concessions, tenant improvement allowances, lease commissions saved or incurred, and moving allowances. Landlord hereby agrees to make its determination of the Prevailing Market Rate in good faith and in a commercially reasonable manner. Within fifteen (15) days after receipt by Landlord of Tenant's election to exercise the Extension Option, Landlord shall advise Tenant in writing of its determination of the Prevailing Market Rate on a rentable square foot basis as of the beginning of the Extension Period and shall provide to Tenant all information and materials used by Landlord in making its determination of the Prevailing Market Rate. Within Forty-five (45) days of receipt of Landlord's notice, Tenant shall advise Landlord, in writing, whether or not Tenant accepts or rejects the Prevailing Market Rate proposed by Landlord. Tenant shall have the right to negotiate with Landlord the Prevailing Market Rate proposed by Landlord during such forty-five (45) day period. Landlord shall negotiate with Tenant in a good faith, commercially reasonable manner and hereby agrees to meet, upon the written request of Tenant, with Tenant and Tenant's representations up to three (3) times at either the Premises, the offices of the Landlord's management company or other location mutually agreed upon by Landlord and Tenant during such forty-five (45) day period. Tenant's failure to accept or reject in writing the Prevailing Market Rate proposed by Landlord or the failure by Landlord and Tenant to reach a written agreement as to the Prevailing Market Rate within such forty-five (45) day period, shall be deemed a rejection by Tenant, and this Lease shall end on the expiration date of the then-current Term of this Lease. If Tenant accepts such rate in writing, then the Base Rent rate during the Extension Period shall be said rate.

4. Landlord's Representations. As an inducement to Tenant to enter into this Lease, Landlord represents and warrants, to the best of Landlord's knowledge and belief, to Tenant that the Project, the Building and the Premises are on the Commencement Date in compliance with all governmental laws, rules, regulations and directives applicable thereto, including but not limited to all Environmental Laws (as defined in Section 5.3(a) of this Lease). Landlord hereby covenants and agrees to take all commercially reasonable and prudent actions during the Term to ensure that such representation and warranty remains in full force and effect.

5. Removal of Liebert Unit. Tenant shall have the right, at Tenant's sole cost and expense, to remove the existing Liebert unit from the Premises, in which event the unit shall become the sole property of Tenant. Tenant shall notify Landlord of Tenant's exercise of this right within thirty (30) days after the full execution and delivery of this Lease by both parties.

6. Delivery of Premises. In the event that Landlord fails to deliver the Premises to Tenant substantially complete in accordance with the terms and conditions of Exhibit E on or before December 8, 1997 for any reason except if and to the extent that such delay is caused by Tenant or its agents (including a request by Tenant to change the Improvements, as that term is hereinafter defined) or force majeure, Tenant shall receive an abatement of all Rent due hereunder of two (2) day for each day after December 8, 1997 that Landlord delays in so delivering the Premises to Tenant. The foregoing abatement of Rent shall be outside the Term of this Lease and shall delay the Commencement Date for purposes of determining the Term of this Lease (but shall not delay the other terms and conditions of this Lease including Tenant's occupancy of the Premises) by the number of days Rent is so abated (by way of example only, if Landlord does not deliver the Premises to Tenant until December 11, 1997, Tenant shall be entitled to an abatement of six (6) days of Rent; all other terms of this Lease shall be in effect beginning December 11, 1997, except the Commencement Date shall be December 17, 1997 and the Term shall commence from such date). Further, and in addition to the foregoing abatement, if Landlord delivers the Premises to Tenant after December 15, 1997 as provided hereinabove, Tenant shall have the right, at its election, to delay its occupancy of the Premises and to defer the Commencement Date of the Term until January 1, 1998.

7. Building Roof. Landlord hereby represents and warrants to Tenant that, as of the Commencement Date, the Building roof shall be in good condition and Landlord covenants to make all repairs to the roof reasonably necessary to prevent the reoccurrence of roof leaks which might affect the Premises. Tenant agrees to provide prompt notice, both oral, via a telephone call to Landlord's on-site building manager and written, to Landlord of any roof leaks affecting the Premises. Landlord hereby agrees that it shall be responsible for the repair or restoration of any damage to Tenant's Premises caused by a leak. For purposes of this paragraph, the term "leak" shall not include any leak in the building roof caused by casualty or Force Majeure. Further, Landlord shall promptly reimburse Tenant for any reasonable, out-of-pocket expenses incurred by Tenant in repairing or replacing any of Tenant's equipment or personalty damaged by a leak. Tenant acknowledges and agrees that Landlord shall not be responsible for any consequential or special damages caused by such a leak which Tenant might sustain.


                                   EXHIBIT D

                          COMMENCEMENT DATE AGREEMENT

     This Commencement Date Agreement (this "Agreement") is made and entered
into this    day of         , 1997, by and between PARAGON CENTRE ASSOCIATES,
LLC ("Landlord") and STRATEGIA CORPORATION ("Tenant").

     WHEREAS, Landlord and Tenant entered into that certain Lease (the "Lease") dated September, 1997, with respect to certain premises, known as Suite 400, located on the 4th floor, at Two Paragon Centre, 640 Dutchmans Lane, Louisville, Kentucky 40205, as such demised premises are more particularly described in the Lease.

     WHEREAS, this Agreement is executed by Landlord and Tenant to confirm the Commencement Date and the Expiration Date, as those terms are defined in the Lease;

     NOW, THEREFORE, for and in consideration of the demised premises and the mutual covenants expressed in the Lease, it is hereby agreed by Landlord and Tenant as follows:

     1. The Premises were substantially complete and the Base Rent and Additional Rent (as such terms are defined in the Lease) commenced on
            ,1997 (the "Commencement Date") and will expire on             ,
2003 (the "Expiration Date").

     2. This Agreement shall not be deemed or construed to alter or amend the Lease in any manner.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be executed as of the day and year first above written.

TENANT:                                   LANDLORD:
STRATEGIA CORPORATION, a Kentucky         PARAGON CENTRE ASSOCIATES, LLC,
Corporation                               a corporation


By:                                       By: BROOKDALE INVESTORS TWO, L.P.
   ----------------------------------     a Delaware limited partnership,
Title:                                    its sole member
      -------------------------------
                                          By:
                                             --------------------------------
                                             Fred Henritze, Manager


                                   EXHIBIT E

Tenant hereby accepts the Premises "AS IS" and "WHERE IS" and acknowledges and agrees Landlord's only obligation to construct any tenant improvements to the Premises or make any alterations or additions thereto are as follows:
Landlord agrees that it shall construct, at reasonable market costs, the tenant improvements described in Exhibit E-1 (the "Improvements") for the Premises. Tenant shall bear the cost of the Improvements to Tenant's Premises, (including, without limitation, a five percent (5%) construction management fee to Insignia Commercial Group, Inc. on all of the Improvements constructed by Landlord on Tenant's behalf) except that Tenant shall receive an allowance (the "Allowance") of Ninety Six Thousand One Hundred Thirty Eight and No/100 Dollars ($96,138.00) (or $6.00 per square foot). Any portion of the Allowance not used or expended in the design and construction of the Improvements to the Premises shall be paid to Tenant by Landlord and shall be and become the property of Tenant and shall be used by Tenant for further Improvements to the Premises, including the costs incurred by Tenant for the furnishing of the Premises, which furnishing shall become the sole property of Tenant. Tenant shall be responsible for all costs and expenses of the tenant improvements for the Premises, if any, in excess of the Allowance.


                                  EXHIBIT E-1

1. Replace all carpeting and VCT within the Premises with Building standard grade materials.

2.     Repaint all non-wallpapered drywall surfaces within the Premises.

3. Reconfigure the area commonly referred to as the "Computer Room" in accordance with construction drawings agreed upon by Landlord and Tenant which is anticipated to be as follows:

     (a) remove the raised computer floor and replace with Building standard carpeting.
     (b)     repaint the walls.
     (c) remove and properly dispose of the existing Halon fire suppression system.
     (d) remove the wall (approximately ten (10) lineal feet) currently demising the Computer Room.

4.     Signage as described in this Lease.

5.     Such other work as may be agreed by Landlord and Tenant in writing.


                                   EXHIBIT F

                        BUILDING RULES AND REGULATIONS

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be used for the disposal of trash, be obstructed by Tenant or be used by Tenant for any purpose other than ingress and egress to and from the Premises and for going from one part of the Building to another part of the Building.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags, or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant shall be paid by such Tenant and Landlord shall not in any case be responsible therefor.

3. Signs, advertisements. or notices visible in or from public corridors or from outside the Building shall be subject to Landlord's prior written approval. Without Landlord's prior consent, no nails, hooks, or screws shall be driven or inserted into any part of the Building, and no curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

4. With respect to work being performed by Tenant in the Premises, Tenant shall refer all contractors, contractors' representatives, and installation technicians rendering any service to Tenant to Landlord for Landlord's supervision and approval before the performance of any contractual services. This provision shall apply to all work performed in the Building, including, but not limited to, installations of telephones, telegraph equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment, and other physical portions of the Building.

5. Movement in or out of the Building of furniture, office equipment, safes and other heavy equipment, or the dispatch or receipt by Tenant of any bulky material or merchandise, or materials which require use of elevators or stairways or movement through the Building entrances or lobby, shall be restricted to such hours as Landlord designates. All such movement shall be under the supervision of Landlord and in the manner agreed between Tenant and Landlord by prearrangement before performance. Such prearrangement, to be initiated by Tenant, will include determination by Landlord as to the time, method, and routing of such movement and as to limitations for safety or other concerns. Tenant assumes all risks of damage to articles moved and injury to persons engaged or not engaged in such movement. Tenant shall be liable to personnel of Landlord damaged or injured as a result of acts in connection with carrying out this service for Tenant, and Landlord shall not be liable for the acts of any person engaged in, or any damage or loss to any property or persons resulting from any act in connection with, such service performed for Tenant.

6. Building management shall have the right and authority to prescribe the maximum weight and position of safes and other heavy equipment which may overstress any portion of a floor. All damages done to the Building by taking in or putting out any property of Tenant, or done by Tenant's property while in the Building, shall be repaired at the expense of Tenant.

7.     Corridor doors, when not in use, shall be kept closed.

8.     Tenant space visible from a public area must be kept neat and clean.

9. Should Tenant require telegraphic, telephonic, annunciator, or other communication services, Landlord will direct the electricians as to where and how wires are to be introduced and placed, and none shall be introduced or placed except as Landlord shall direct. Electric current shall not be used for power or heating without Landlord's prior written permission.

10. No animals shall be brought into or kept in, on, or about the Building.

11. All routine deliveries to the Premises during 8:00 a.m. to 5:00 p.m. weekdays shall be made through the freight elevators. Passenger elevators are to be used only for the movement of persons, unless an exception is approved by the Building management office.

12. Tenant shall not tamper with or attempt to adjust temperature control thermostats in the Premises. Landlord shall adjust thermostats as required to maintain the Building standard temperature. Landlord requests that all window blinds remain down and tilted at a 45 degree angle toward the street to help maintain comfortable room temperatures and conserve energy.

13. Tenant will comply with all security procedures during business hours and after hours and on weekends.

14. Tenants are requested to lock all office doors leading to corridors and to turn out all lights at the close of their working day.

15. All requests for overtime air conditioning or heating (i) for a Saturday, Sunday or holiday must be submitted in writing to the Building management office by 4:00 p.m. on the preceding business day and (ii) for regular business days must be submitted in writing to the Building management office by office by 4:00 p.m. of that business day.

16. No flammable or explosive fluids or materials shall be kept or used within the Building except in areas approved by Landlord, and Tenant shall comply with all applicable building and fire codes relating thereto.

17. Tenant may not place any items on the balconies of the Building without obtaining Landlord's prior written consent.

18. Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its good faith judgment shall from time to time be needed for the safety, protection, care and cleanliness of the Property, the operation thereof, the preservation of good order therein, and the protection and comfort of the tenants and their agents, employees, and invitees, which rules and regulations, when made and written notice thereof is given to Tenant, shall be binding upon Tenant in like manner as if originally herein prescribed.